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                                                                EXHIBIT 10.29


                               ADDENDUM NO. 5 TO
                           WESTSIDE TOWERS/JOHN ADAMS
                                  OFFICE LEASE

        THIS ADDENDUM NO. 5 TO WESTSIDE TOWERS/JOHN ADAMS OFFICE LEASE ("Addendum") is made as of February 7, 1997 between WESTSIDE ASSOCIATES, LTD., a California limited partnership ("Landlord"), and THE JOHN ADAMS LIFE CORPORATION, a California corporation ("Tenant"), with reference to the following facts:

        A. Landlord and Tenant are parties to that certain Westside Towers Office Lease dated as of August 19, 1986, as amended by Addendum No. 1 dated as of August 20, 1986, Addendum No. 2 dated as of November 4, 1991, Addendum No. 3 dated as of June 30, 1992 and Addendum No. 4 dated as of June 15, 1993 (collectively the "Lease"), for those certain premises located at the street address of Suite 905, 11845 W. Olympic Blvd., Los Angeles, California (the "Premises").

        B. Landlord and Tenant desire to provide for a decrease in the Rentable Area of the Premises, an extension of the Lease Term and a change in certain other terms of the Lease, as more particularly set forth herein.

        C. The defined terms used in the Addendum shall have the meanings set forth in the Lease, unless otherwise provided herein.

        NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

        1. Term. The Lease Term shall be renewed, solely for the "New Premises" as more particularly described herein, for a term (the "New Premises Lease Term") commencing March 1, 1997 and ending February 28, 1998, unless sooner terminated pursuant to the terms of the Lease or this Addendum. Prior to the commencement of the New Premises Lease Term, Tenant shall continue to lease the Reduced Premises from Landlord (consisting of approximately three thousand seven hundred twenty seven (3,727) square feet of Rentable Area) on the terms set forth in the Lease.

        2. Renewal Premises. Pursuant to the terms of the Lease and this Addendum, at all times during the New Premises Lease Term Tenant shall occupy a portion of the Reduced Premises containing approximately 1,616 square feet of Rentable Area on the ninth (9th) floor of the West Tower (the "New Premises") as generally described on Exhibit C attached to this Addendum, incorporated herein by reference.

        3.      Basic Monthly Rent.

                a. Rental Rate. The Basic Monthly Rent for the New Premises shall be Two Thousand Five Hundred Eighty Five and 60/100ths Dollars ($2,585.60) per month throughout the New Premises Lease Term.

                b. Rent Abatement. So long as Tenant does not continue in default of its obligations under the Lease Agreement after the expiration provided therein for any cure thereof, Tenant shall be entitled to abatement of the Basic Monthly Rent with respect to the New Premises for the month of March 1997; provided, however, in the event of a default by Tenant under the terms of the Lease or this Addendum, which default remains uncured after the expiration of any applicable grace period, then as a part of the recovery set forth in
Section 18.2.A of the Lease, Landlord shall be entitled to the recovery of the Basic Monthly Rent that was abated under the provisions of this Section 8, and such Basic Monthly Rent shall not be deemed to have been

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forgiven or abated, but shall become immediately due and payable as unpaid Rent which had been earned at the time of termination.

        4. Tenant's Proportionate Share. During the New Premises Lease Term, "Tenant's Proportionate Share", determined by dividing the Rentable Area of the New Premises by the Rentable Area of the Building, shall be 0.40%. Tenant shall pay to Landlord throughout the New Premises Lease Term Tenant's Proportionate Share of the amount by which the Costs of Operation and Maintenance of the Building exceed the Base Costs as established in Section 4 of the Third Addendum.

        5. Construction of Alterations to New Premises. Tenant shall accept the New Premises in their "as is" physical condition as of the commencement of the New Premises Lease Term. Concurrently with the execution and delivery hereof Tenant shall pay to Landlord the sum of Five Thousand Two Hundred Dollars ($5,200) as payment for the tenant improvement work required to separate the New Premises from the remainder of the Reduced Premises, including
(a) installing a new demising wall in the approximate location indicated on the space plan attached to this Addendum as Exhibit C, (b) separating the electrical service, mechanical, HVAC and fire sprinklers for the New Premises from the remainder of the Reduced Premises, (c) relocating lighting and fire sprinklers within the New Premises and the remainder of the Reduced Premises which are physically impacted by the installation of the new demising wall, and (d) painting both sides of the new demising wall with one (1) coat of building standard paint to match existing color of the New Premises and installing building standard base on both sides of the new demising wall. All such work shall be performed in accordance with the requirements of the Lease and shall be performed by Landlord's contractor.

        6. Acknowledgement. Tenant acknowledges that Landlord previously issued a warning to Tenant, to the effect that Landlord has received numerous complaints regarding smoking with the Premises. Tenant acknowledges and agrees that smoking within the Premises (and elsewhere within the Building) is a violation of applicable laws, and that such activity therefore constitutes a material breach of the Lease by Tenant. From and after the date hereof Tenant agrees to cause its employees, contractors, invitees, licensees and all other occupants of the Premises to comply with applicable laws prohibiting smoking within the Building and the Premises, and Tenant acknowledges and agrees that Tenant's failure to do so shall constitute a material breach of the Lease and this Addendum by Tenant, affording Landlord all rights and remedies permitted under the Lease in the event of such breach by Tenant. Tenant further acknowledges and agrees that Landlord's failure to previously declare Tenant in breach of the Lease due to such smoking activity shall not be deemed a waiver of Landlord's right to declare Tenant in breach of the Lease in the future should any of Tenant's employees, contractors, invitees, licensees or other occupants of the Premises fail, following the date hereof, to comply with applicable laws prohibiting smoking within the Premises and the Building.

        7. Alternative Space. At any time after Tenant's execution of this Addendum, Landlord shall have the right, upon providing Tenant thirty (30) days prior written notice, to provide and furnish tenant with space elsewhere in the Building of approximately the same size as the New Premises, and to move and place Tenant in such new space at Landlord's expense. In the event Landlord moves Tenant to such new space, then the Lease and this Addendum, and each and all of the terms and covenants and conditions thereof and hereof, shall thereupon remain in full force and effect and be deemed applicable to such new space except that a revised Exhibit C shall become part of the Lease and shall reflect the location of the new space, and the Fundamental Lease Provisions of this Lease shall be amended to include and state all correct data as to the new space.

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        8.      Construction Matters.  Tenant shall cooperate with Landlord's construction schedule and Landlord will endeavor to give Tenant advance notice as to when it will be required to vacate portions of the Tenant's space to accommodate that construction.

        9. Ratification. Except as specifically provided in this Addendum, all of the terms and conditions of the Lease, including without limitation those relating to the time and manner of payment of Rent, expenses and parking charges, shall apply to Tenant's rental of the New Premises during the New Premises Lease Term, and all references to the Premises and provisions relating thereto contained in the Lease shall refer to the New Premises during the New Premises Lease Term and are incorporated herein by reference. Except as otherwise specifically provided herein, all of the terms, definitions, covenants and conditions of the Lease are hereby ratified, confirmed and remain in full force and effect, and are incorporated into this Addendum. This Addendum and the Lease supersede in their entirety any and all prior written and oral agreements and understandings of the parties pertaining to the New Premises Lease Term, including without limitation that certain Letter of Intent dated December 10, 1996 written by Landlord to Tenant.

        IN WITNESS WHEREOF the parties have executed this Addendum as of the date and year first written above.


        LANDLORD:                       WESTSIDE ASSOCIATES, LTD.,
                                        A California limited partnership

                                        By Its General Partner:

                                           BBR Venture I,
                                           a California limited partnership


                                           By           [SIG]
                                              -----------------------------
                                              Authorized Signator

                                           By           [SIG]
                                              -----------------------------
                                              Authorized Signator

                                        Dated:  February 11, 1997


        TENANT:                         THE JOHN ADAMS LIFE CORPORATION,
                                        a California corporation


                                        By:           [SIG]
                                            -------------------------------

                                        Its:           CEO
                                            -------------------------------
                                        Dated:  February 7, 1997

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                    [FLOORPLAN OF JOHN ADAMS LIFE INSURANCE]